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                                                                    EXHIBIT 10.1

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                               EXCHANGE AGREEMENT

                          Dated as of December 18, 2003

                                  By and Among

                        Lexington Precision Corporation,

                                 Warren Delano,

                                       and

                                Michael A. Lubin

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                                TABLE OF CONTENTS

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                                                                                                   Page
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Section I. Description of Transaction; Exchange of the Junior Subordinated Notes................     1

   1.1      Description of Transaction..........................................................     1
   1.2      Exchange............................................................................     2

Section II. Closing Date; Delivery..............................................................     2

   2.1      Closing Date........................................................................     2
   2.2      Transactions at Closing; Delivery...................................................     2

Section III. Representations and Warranties of the Company......................................     2

   3.1      Organization and Standing; Restated Certificate of Incorporation and By-Laws........     2
   3.2      Corporate Power.....................................................................     3
   3.3      Authorization; Enforceability.......................................................     3
   3.4      Exchange Shares and Warrant Shares..................................................     3
   3.5      Compliance with Other Instruments...................................................     3
   3.6      Amended Exchange Offer..............................................................     3
   3.7      Litigation, Etc.....................................................................     3
   3.8      Governmental Consent, Etc...........................................................     4
   3.9      Disclosure..........................................................................     4
   3.10     Financial Condition.................................................................     4
   3.11     No Change...........................................................................     4
   3.12     Exemption from Registration.........................................................     5

Section IV. Representations and Warranties of the Holders.......................................     5

   4.1      Investment..........................................................................     5
   4.2      Experience and Information..........................................................     5
   4.3      Additional Representation...........................................................     6
   4.4      Title...............................................................................     6
   4.5      No Litigation.......................................................................     6
   4.6      Governmental Consents and Approvals.................................................     6

Section V. Certain Covenants....................................................................     6

   5.1.     Basic Financial Information.........................................................     7
   5.2      Filing of Reports under the 1934 Act................................................     7
   5.3      Assignability of Contractual Rights.................................................     7
   5.4      Obligations upon Merger or Consolidation............................................     7

Section VI. Restriction on Transferability of Securities; Compliance with 1933 Act..............     8

   6.1      Restriction on Transferability......................................................     8

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
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   6.2      Restrictive Legend..................................................................     8

Section VII. Release and Waiver.................................................................     9

   7.1      Release.............................................................................     9
   7.2      Waiver..............................................................................     9
   7.3      Definition..........................................................................     9

Section VIII. Miscellaneous.....................................................................    10

   8.1      Registration Rights.................................................................    10
   8.2      Governing Law; Consent to Forum.....................................................    10
   8.3      Successors and Assigns..............................................................    10
   8.4      Titles..............................................................................    10
   8.5      Severability........................................................................    10
   8.6      Counterparts........................................................................    10
   8.7      Information Confidential............................................................    10
   8.8      Limitation of Remedies..............................................................    11
   8.9      Construction........................................................................    11
   8.10     Several Obligations.................................................................    11

Exhibit A         Form of New Junior Note
Exhibit B         Form of Warrant Agreement

                                     - ii -
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                               EXCHANGE AGREEMENT

                  THIS EXCHANGE AGREEMENT (this "Agreement") is made as of December 18, 2003 by and among Lexington Precision Corporation, a Delaware corporation (the "Company"), Warren Delano ("Delano" or "Holder") and Michael A. Lubin ("Lubin" or "Holder" and, together with Delano, the "Holders").

                  WHEREAS, Lubin is the holder of record and beneficial owner of 100% of the outstanding principal amount of the Company's Junior Subordinated Non-Convertible Notes due May 1, 2000 (the "Junior Subordinated Notes"); and

                  WHEREAS, the Company has failed to make to the Holders quarterly interest payments that were due on its Junior Subordinated Notes and its Junior Subordinated Convertible Increasing Rate Notes due May 1, 2000 ("Junior Subordinated Convertible Increasing Rate Notes" and, together with the Junior Subordinated Notes, the "Junior Notes") in the aggregate amount of $235,469.63 (the "Defaulted Interest"); and

                  WHEREAS, as a condition to consummation of the Company's exchange offer (the "Amended Exchange Offer") for its 12 3/4% Senior Subordinated Notes due February 1, 2000 (the "12 3/4% Senior Subordinated Notes"), made pursuant to the Amended Offering Circular dated March 10, 2003 (the "Amended Offering Circular") and the Offering Circular Supplement dated September 18, 2003 (the "Offering Circular Supplement"), the Company intends to exchange the Junior Subordinated Notes and the Defaulted Interest in accordance with the terms of this Agreement (the "Restructuring"); and

                  WHEREAS, the Holders and the Company wish to enter into the Restructuring on the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   Section I.

     Description of Transaction; Exchange of the Junior Subordinated Notes

                  1.1      Description of Transaction.

                           (a)      Junior Subordinated Notes. Lubin proposes to
exchange with the Company, and the Company proposes to exchange with Lubin and retire, all of the Junior Subordinated Notes upon delivery by the Company of units (the "Units"), consisting of (i) new junior subordinated notes with a maturity date of November 1, 2009 and an interest rate of 13% (the "New Junior Notes"), substantially in the form of Exhibit A hereto, in the principal amount of $346,667 and (ii) warrants (the "Warrants") to purchase 3,467 shares (the "Warrant Shares") of common stock of the Company, par value $.25 per share (the "Common Stock") pursuant to a Warrant Agent Agreement in substantially the form of Exhibit B hereto (the "Warrant Agreement").

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                           (b)      Defaulted Interested. Each of the Holders
proposes to exchange with the Company, and the Company proposes to exchange with the Holders and cancel all outstanding Defaulted Interest upon delivery by the Company of 103,731 shares of Common Stock (the "Exchange Shares," together with the Units, the "Exchange Consideration").

                  1.2 Exchange. Subject to the terms and conditions hereof, upon completion of the Amended Exchange Offer, at the Closing provided for in
Section 2.1, (a) the Company shall issue to Lubin, and the Lubin shall acquire from the Company, the Units in exchange for the Junior Subordinated Notes, (b) the Company shall issue to the Holders and the Holders shall acquire from the Company, the Exchange Shares in exchange for the Defaulted Interest, and (c) the Releases (as hereinafter defined) shall become effective. The Holders hereby consent to the Restructuring and all such actions to be taken by the Company in connection therewith.

                                   Section II.

                             Closing Date; Delivery

                  2.1 Closing Date. Subject to the terms and conditions of this Agreement, the closing of the Restructuring (the "Closing") shall be held on the date of the consummation of the Amended Exchange Offer (the "Closing Date") or such later date as the parties may mutually agree upon in writing.

                  2.2 Transactions at Closing; Delivery. At the Closing, and upon completion of the Amended Exchange Offer, the Company shall deliver to the Holders, in accordance with Section 1.2 hereof, in exchange for the Junior Notes and the Defaulted Interest, the Exchange Consideration, which shall be delivered to each Holder in such amounts as are set forth opposite the name of such Holder on the signature page hereto.

                                  Section III.

                  Representations and Warranties of the Company

                  The Company hereby represents and warrants to the Holders as follows:

                  3.1 Organization and Standing; Restated Certificate of Incorporation and By-Laws. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership, leasing, or operation of its properties or the nature of its activities makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the business, operations, or financial condition of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company has made available to the Holders copies of its Restated Certificated of Incorporation and By-Laws, as amended. Said copies are true, correct and complete and contain all amendments thereto.

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                  3.2      Corporate Power. The Company has all requisite
corporate power and authority to execute and deliver this Agreement, to issue the Exchange Consideration in the manner contemplated by this Agreement, and to carry out and perform its obligations hereunder.

                  3.3 Authorization; Enforceability. All corporate action on the part of the Company necessary for the authorization, execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, and for the issuance and delivery of the Exchange Consideration has been taken. This Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Upon completion of the Closing, the New Junior Notes, the Warrants, and the Warrant Agreement will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  3.4 Exchange Shares and Warrant Shares. The Exchange Shares and the Warrant Shares are duly authorized, and upon issuance thereof, will be validly issued, fully paid and nonassessable. The Company has reserved such number of shares of the authorized and unissued Common Stock of the Company as may be necessary to provide for the issuance of all Warrant Shares issuable from time to time upon the exercise of the Warrants in accordance with their terms.

                  3.5 Compliance with Other Instruments. The execution, delivery and performance of this Agreement by the Company, the issuance and delivery of the Exchange Consideration, and the consummation of the transactions contemplated hereby, will not (a) as of the Closing Date, result in any violation of or constitute any default under the Company's Restated Certificate of Incorporation or By-Laws, any material agreement, instrument or indenture to which the Company is a party or by which it is bound, or any law, rule or regulation applicable to the Company or (b) except as expressly provided by this Agreement or as contemplated in connection with the Restructuring, result in the creation as of the Closing Date of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant thereto.

                  3.6 Amended Exchange Offer. The Company has made available to the Holders copies of the Amended Offering Circular and the Offering Circular Supplement (collectively, the "Amended Exchange Offer Materials") in respect of the Amended Exchange Offer and the New Indenture (as defined in the Amended Exchange Offer Materials). The Company has all requisite corporate power and authority to execute and deliver the New Indenture and to carry out and perform the Amended Exchange Offer and its obligations under the New Indenture.

                  3.7 Litigation, Etc. There are no actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries or any of their respective properties which relate to or call into question the validity or legality of this Agreement, the issuance and delivery of the Exchange Consideration, or the other transactions contemplated hereby, which either individually or in the aggregate can reasonably be expected to have a Material Adverse Effect.

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                  3.8      Governmental Consent, Etc.

                           (a)      Except for the filing of a current report on
Form 8-K, as set forth in paragraph 3.8(b) hereof and as contemplated by Section VI hereof, no consent, approval, license, or authorization of, or designation, declaration, notification, registration, qualification, or filing with (each, an "Approval") any governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement, the issuance and delivery of the Exchange Consideration, or the consummation of any other transaction contemplated hereby.

                           (b)      Any required Approval under applicable
federal securities laws and state Blue Sky laws of the issuance and delivery of the Exchange Consideration and the 12% Senior Subordinated Notes due November 1, 2009, and Warrants being issued pursuant to the Amended Exchange Offer has been obtained or made on or before the date hereof or will have been obtained or made prior to the Closing or within the applicable period for obtaining such Approval.

                  3.9 Disclosure. Neither this Agreement, nor any of the Company's periodic reports or forms, as amended, filed with the Securities and Exchange Commission (the "Commission"), as of the respective dates thereof after giving effect to any subsequent amendments thereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made.

                  3.10 Financial Condition. Assuming the ability of the Company to continue as a going concern, the consolidated balance sheets of the Company and its subsidiaries as at December 31, 2001 and 2002, and the related consolidated statements of operations, of common stockholders' equity, and of cash flows (together with the notes thereto) for the fiscal years ended on such dates, reported on by Ernst & Young LLP, and the unaudited consolidated balance sheet of the Company as of September 30, 2003, and the related unaudited consolidated statements of operations and cash flows (together with the notes thereto) for the period then ended, copies of which have heretofore been furnished to the Holders, present fairly (in each case, after giving effect to any subsequent amendments thereto and subject, in the case of the interim statements described above, to normal year-end adjustments) the consolidated financial condition of the Company as at such dates, and the consolidated results of operations and consolidated cash flows of the Company and its subsidiaries for the fiscal periods then ended. Assuming the ability of the Company to continue as a going concern, all such consolidated financial statements, as amended, including the related schedules and notes thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied consistently throughout the periods involved.

                  3.11 No Change. Since September 30, 2003, there has been no material adverse change in the business, operations, or financial condition (other than those changes affecting generally the economy or any industry in which the Company operates) of the Company or its subsidiaries except as set forth on Schedule 3.11 hereto.

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                  3.12     Exemption from Registration. Based upon the
representations and warranties of the Holders contained in Section IV of this Agreement, and assuming compliance by the Holders and any transferee thereof with the terms of this Agreement and with the transfer restrictions set forth on the Warrants and in the Warrant Agent Agreement, the issuance of the Exchange Consideration is exempt from the registration requirement of Section 5 of the Securities Act of 1933, as amended (the "1933 Act").

                                   Section IV.

                  Representations and Warranties of the Holders

                  Each of the Holders hereby severally (and not jointly and severally) represents and warrants to the Company that:

                  4.1 Investment. The Exchange Consideration and the Warrant Shares underlying the Warrants (together with any securities issued in respect thereof upon any stock split, stock dividend, recapitalization, or similar event, the "Restricted Securities"), will be acquired for his own account, and he has no present intention of selling, granting participations in, or otherwise distributing any of the Restricted Securities to be issued to him in any transaction that would be in violation of the securities laws of the United States of America or any state or other jurisdiction thereof. Such Holder acknowledges that the Restricted Securities will not be registered under the 1933 Act, on the basis that the issuance of securities hereunder is exempt from registration under the 1933 Act, and that the Company's reliance on such exemption is predicated on the representations set forth in this Section IV. In the absence of an effective registration statement under the 1933 Act covering any of the Restricted Securities, he will sell, transfer or otherwise dispose of such securities only in compliance with applicable law and then only in accordance with the provisions of Section VI of this Agreement, the terms of the Warrants, and the Warrant Agent Agreement. Such Holder understands that the Restricted Securities may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act or the availability of an exemption therefrom and that in the absence of such registration or exemption, the Restricted Securities must be held indefinitely. Such Holder is aware that the Company is making no representation that the applicable conditions of Rule 144 promulgated under the 1933 Act or any other exemption from registration under the 1933 Act will be met in the future.

                  4.2 Experience and Information. Such Holder (a) is an "accredited investor" within the meaning of Rule 501(a) promulgated under the 1933 Act and an executive officer and director of the Company; (b) has reviewed this Agreement, including all Exhibits hereto, and has reviewed all of the Company's periodic reports and amendments thereto and forms and amendments thereto prepared for filing with the Commission that have been made available to such Holder and the financial statements included in such periodic reports and forms and the Amended Exchange Offer Materials; and (c) has had, during the course of the transactions contemplated hereby and prior to his receipt of the Exchange Consideration, the opportunity to ask questions of, and has received answers from, the Company concerning the transactions contemplated hereby and to obtain any additional information that the Company possesses or could acquire without unreasonable effort or expense; provided, however, that, except as set forth in Section 8.8, no such investigation by any Holder shall limit, diminish, or constitute a

                                     - 5 -
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waiver of any representation or warranty made under this Agreement by the
Company or impair any rights that such Holder may have with respect thereto.

                  4.3 Additional Representation. Such Holder has all requisite power and authority to execute and deliver this Agreement and to carry out and perform his obligations hereunder. The execution, delivery, and performance by such Holder of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of, or conflict with, any term or condition of any material agreement, instrument, or indenture to which such Holder is a party or by which he is bound or any law, rule, or regulation applicable to him. This Agreement has been duly executed and delivered by such Holder and constitutes a valid and binding obligation of such Holder enforceable against such Holder in accordance with its terms. Such Holder has not assigned or otherwise conveyed, and no person or entity is the successor to, any of such Holder's rights in, to, or under the Junior Subordinated Notes or the Junior Subordinated Convertible Notes beneficially owned by him and such Holder is the only person presently entitled to exercise any of his rights in, to or under such Junior Subordinated Notes or Junior Subordinated Convertible Notes.

                  4.4 Title. Such Holder is the lawful owner of record of the principal amount of Junior Subordinated Notes and Defaulted Interest set forth opposite his name on the signature page hereof and has full right, power and authority to enter into and perform this Agreement and forever relinquish, forego, release and discharge his right to receive the Defaulted Interest in accordance with the terms of this Agreement, which right is owned by such Holder free and clear of any security interests, pledges, mortgages, liens, claims, charges and encumbrances of any nature whatsoever.

                  4.5 No Litigation. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of such Holder, threatened against such Holder that, either individually or in the aggregate, question the validity of this Agreement, or any action taken or to be taken in connection herewith or in connection with the execution, delivery, and performance by such Holder of this Agreement and the consummation of the transactions contemplated hereby.

                  4.6 Governmental Consents and Approvals. No consent, approval, order, or authorization of, or registration, qualification, or filing with, any court or governmental authority is required to be obtained by such Holder in connection with the execution, delivery, and performance of this Agreement and/or the consummation of the transactions contemplated hereby.

                                   Section V.

                                Certain Covenants

                  The Company hereby covenants and agrees that from and after the Closing Date so long as any of the New Junior Notes shall remain outstanding:

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                  5.1.     Basic Financial Information. So long as Lubin is a
holder, beneficially or of record, of any of the New Junior Notes, the Company will furnish or make available the following reports to Lubin:

                           (a)      As soon as practicable after the end of each
fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of the Company and its subsidiaries as of the end of such fiscal year, and consolidated statements of operations, stockholders' equity, and cash flows of the Company and its subsidiaries for such year, prepared in accordance with GAAP consistently applied and setting forth in comparative form the corresponding figures for the previous fiscal year, all in reasonable detail, accompanied by a report of an independent public accounting firm of nationally recognized standing selected by the Company;

                           (b)      As soon as practicable after the end of the
first, second and third quarterly accounting periods in each fiscal year of the Company and its subsidiaries and in any event within 45 days thereafter, consolidated balance sheets of the Company and its subsidiaries as of the end of each such quarterly period, and consolidated statements of operations, stockholders' equity, and cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP consistently applied and setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, all in reasonable detail; and

                           (c)      As soon as practicable, copies of all
financial statements, proxy materials, or reports sent to the stockholders of the Company and all reports or financial registration statements, including accompanying prospectuses, filed with the Commission pursuant to the 1933 Act.

                  5.2 Filing of Reports under the 1934 Act. To the extent applicable, the Company shall comply with all reporting requirements of the Securities Exchange Act of 1934 Act, as amended (the "1934 Act"), and shall comply with all other public information reporting requirements of the Commission and take such further action, all to the extent required from time to time as a condition to the availability of an exemption from the 1933 Act (under Rule 144 thereof (as amended from time to time) or any similar or successor rule thereto or otherwise) for the sale by the Holders of any of the Restricted Securities. Upon request of the Holders, the Company will promptly furnish a written statement as to its compliance with such requirements. The Company shall cooperate with the Holders in supplying such information as may be necessary for the Holders to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the 1933 Act (under Rule 144 thereof or otherwise) for the sale by the Holders of any Restricted Securities.

                  5.3 Assignability of Contractual Rights. Except with respect to Section 5.4 hereof, the Holders' rights under this Section V are not assignable or otherwise transferable.

                  5.4 Obligations upon Merger or Consolidation. In the event of a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation (the surviving corporation to such merger or consolidation hereinafter being referred to as the "Surviving Corporation") and in which securities of the Surviving

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Corporation are issued to Holders in respect of the then outstanding shares of
Common Stock issued pursuant to this Agreement that are Restricted Securities, the Company shall ensure that the Surviving Corporation shall assume all obligations of the Company under this Agreement.

                                   Section VI.

     Restriction on Transferability of Securities; Compliance with 1933 Act

                  6.1 Restriction on Transferability. The Restricted Securities shall not be transferable except upon compliance with the conditions specified in this Section VI.

                  6.2      Restrictive Legend.

                           (a)      Each certificate representing any of the New
Junior Notes and the Exchange Shares shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES SHALL NOT BE TRANSFERRED OR PLEDGED EXCEPT IN ACCORDANCE WITH SECTION VI OF A CERTAIN EXCHANGE AGREEMENT DATED AS OF DECEMBER 18, 2003 WITH THE COMPANY.

                           (b)      Each certificate representing any of the
Warrants or the Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the form as provided in the Warrants or the Warrant Agreement (in addition to any legend required under applicable state securities laws).

                           (c)      An appropriate "stop transfer" order may be
placed with the Company's transfer agent to each such certificate referenced in Sections 6.2(a) or 6.2(b).

                           (d)      Any legend endorsed on an instrument
pursuant to Sections 6.2(a) or 6.2(b) hereof and the stop transfer instructions with respect to such Restricted Securities shall be removed, and the Company shall issue an instrument without such legend to the holder of such Restricted Securities, if (i) such Restricted Securities are registered under the 1933 Act and a prospectus meeting the requirements of the 1933 Act is available (provided that, if all of the shares represented by the certificate(s) have not been sold by the conclusion of the offering period, the holder of the Restricted Securities shall submit to the Company all certificates representing securities from which the legends were removed but that were not sold in the offering, and the Company shall, with respect to those remaining securities, reissue certificates representing them but with an appropriate restrictive legend and stop transfer order, all in accordance with Sections 6.2(a), 6.2(b) or 6.2(c) hereof), or (ii) such holder provides the Company with an opinion of counsel who shall be reasonably satisfactory to the Company, in form and substance reasonably satisfactory to the Company, that a public sale, transfer, or assignment of such Restricted Securities may be sold to the public without registration, or (iii) such Restricted Securities may be sold to the public without restriction pursuant to Rule 144 promulgated under the 1933 Act or any similar provision.

                                  Section VII.

                               Release and Waiver

                  7.1 Release. (a) Effective upon the Closing and without any further action or writing on the part of either Holder, each of the Holders, for himself and on behalf of his respective heirs, personal representatives, and assigns (all, collectively referred to in this Section VII as "Releasors"), does hereby irrevocably and unconditionally release and forever discharge the Company, and its present or former affiliates, and each of their respective stockholders, directors, officers, employees, advisors, attorneys, and controlling persons, and all persons acting by, through, under, in concert, and/or in combination with any of them, as well as their respective successors, heirs, and assigns (all, collectively referred to in this Section VII as "Releasees"), from any and all manner of claims, actions, causes of action, suits at law, in equity or otherwise, known or unknown, suspected or unsuspected, fixed or contingent, and equitable or ownership interests (hereinafter called "Claims"), that each of the Releasors now has or hereafter can, shall, or may have against any one or all of the Releasees by reason of any action, omission, conduct, transaction, matter, cause, or thing whatsoever from the beginning of the world to the Closing Date, arising out of or in any way related to the Defaulted Interest. Each of the Holders, for himself and on behalf of his related Releasors, acknowledges that he understands that a general release may not extend to Claims that the Holder or the other related Releasors do not know or suspect to exist in their favor at the time of executing this Agreement, which if known by them might have materially affected the Holder's decision to consummate the Restructuring and to execute and deliver this Agreement and agree to the release contained herein. Each of the Holders, for himself and on behalf of his related Releasors, being so advised, hereby expressly waives any rights such Releasors may have with respect to such unknown Claims.

                  7.2 Waiver. Effective upon the Closing and without any further action or writing on the part of either Holder, each of the Holders hereby waives any and all defaults and events of default on the part of the Company and/or its directors or officers existing at the Closing (and any and all rights of the Holders in respect thereof) in respect of the Junior Notes, including, without limitation, the Defaulted Interest.

                  7.3 Definition. For purposes of this Agreement, the releases set forth in Section 7.1 hereof and the waiver set forth in Section 7.2 hereof shall be collectively referred to as the "Releases."

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                                  Section VIII.

                                  Miscellaneous

                  8.1 Registration Rights. The Restricted Securities shall be entitled to the registration rights existing under that that certain Recapitalization Agreement, dated as of April 27, 1990, between the Company and L&D Woolens Limited Partnership (the "Recapitalization Agreement"), which rights were assigned to the Holders pursuant to that certain Restructuring Agreement, dated as of December 10, 1993, among the Company and each of the Holders, and such Restricted Securities shall constitute "Registrable Securities" as defined therein.

                  8.2 Governing Law; Consent to Forum. Except to the extent that the General Corporation Law of the State of Delaware may govern this Agreement by virtue of the fact that the Company is incorporated under the laws of the State of Delaware, this Agreement shall be governed in all respects by the internal laws of the State of New York without reference to its principles of conflict of laws. Any action or suit in connection with this Agreement may be brought in a court of record of the State of New York or a United States District Court situated in the State of New York, the parties to this Agreement hereby consenting to the nonexclusive jurisdiction of each thereof.

                  8.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto. In the event of the distribution of any of the New Junior Notes then held by Lubin to any person(s), upon delivery to the Company of a written instrument (reasonably satisfactory in form and in substance to the Company pursuant to which such person(s) agree to remain subject to the obligations of Lubin hereunder), the provisions hereof (except as otherwise expressly provided herein) shall inure to the benefit of, and be binding upon, such person(s) as if such person(s) constituted Lubin.

                  8.4 Titles. The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  8.5 Severability. Any provision or provisions hereof found to be unenforceable or prohibited by law will be ineffective only to the extent of such unenforceability or prohibition and no other provision of this Agreement will be invalidated thereby.

                  8.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  8.7 Information Confidential. Each Holder acknowledges that certain of the information received or to be received by him pursuant hereto may be confidential and proprietary and for his use only, and such Holder will not use such confidential or proprietary information in violation of the 1934 Act or any other law, rule or regulation and will use its reasonable efforts to maintain the confidentiality of any confidential information so received by it which is otherwise not available from other sources.

                  8.8 Limitation of Remedies. No Holder shall have any right or remedy in respect of any breach of representation or warranty of which he had actual knowledge as of the date of this Agreement.

                  8.9 Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. This Agreement is the joint drafting project of the parties hereto and each provision has been subject to negotiation and agreement and shall not be construed for or against any party as drafter thereof.

                  8.10 Several Obligations. The obligations of Holders hereunder shall be several (and not joint and several).

                           [SIGNATURE PAGE TO FOLLOW]

                  IN WITNESS WHEREOF, the Company and each of the Holders have caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the date first written above.

                                     LEXINGTON PRECISION CORPORATION

                                     By:   /s/ Dennis J. Welhouse
                                        ------------------------------------
                                        Dennis J. Welhouse
                                        Senior Vice President
                                        and Chief Financial Officer

 Principal Amount                                Number
     of Junior                Number          of Shares of
Subordinated Notes         of Warrants        Common Stock
------------------         -----------        ------------
       -0-                     -0-                 7,632           /s/ Warren Delano
                                                                 ------------------------
                                                                 Warren Delano

    $346,667                  3,467               96,099           /s/ Michael A. Lubin
                                                                 ------------------------
                                                                 Michael A. Lubin

                                    Exhibit A

                             Form of New Junior Note

                                    Exhibit B

                            Form of Warrant Agreement

                                  Schedule 3.11

                                    No Change